UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1554 N. County Road 600 E., Union City, IN	47390
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765)-964-3137

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William J. Dartt has been appointed as Chief Financial Officer of Cardinal Ethanol, LLC (the “Company”), effective March 1, 2010. Mr. Dartt’s appointment coincided with the resignation of Dale A. Schwieterman as the interim principal financial and accounting officer of the Company. Mr. Schwieterman will continue to serve as a director of the Company.

Mr. Dartt, age 50, previously served as the Controller for Matric, Ltd, an electronic manufacturing company, from November 2009 through January 2010. While with Matric, Mr. Dartt supervised a team of four individuals. Prior to his employment with Matric, Mr. Dartt served as the Controller for Marion Ethanol, LLC from August 2008 until July 2009 where he managed accounting and human resources functions of the company. From February 2001 until August 2008, Mr. Dartt served as the Controller and Vice President of Finance for The Wilson Bohannan Company. Mr. Dartt received his Bachelors of Business Administration from Mt. Vernon Nazarene University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: March 4, 2010

/s/ Jeff Painter
Jeff Painter
Chief Executive Officer and President
(Principal Executive Officer)